UNITED STATES

SECURTITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2003

LITTLE SQUAW GOLD MINING COMPANY

(Exact name of registrant as specified in its charter)

Alaska

001-06412

91-074281

  (State or other jurisdiction of

(Commission

(I.R.S. Employer

  incorporation or organization)

File Number)

Identification No.)

3412 S. Lincoln Drive, Spokane, Washington

99203-1650

     (Address of principal executive offices)

(Zip Code)

Registrant's telephone umber, including area code:

509-624-5831

933 W. Third St., PO Box 189, Spokane, WA  99210

       (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant

Eskil Anderson, Ellamae Anderson and Hollis H. Barnett, former officers and directors of the Registrant, disclaim their status as former controlling persons of the Registrant and that the transactions described in Item 5 constitute a change in control of the Registrant.

Item 5. Other Information

On June 24, 2003, Walters LITS, LLC and Penn.LITS, LLC, recently formed Washington limited liability companies, purchased the equity and debt interests in Little Squaw Gold Mining Company (the "Company") previously held by Eskil and Ellamae Anderson and Hollis H. Barnett.  Mr. Barnett is the son-in-law of Mr. and Mrs. Anderson.  Mr. Walters is the Manager of both limited liability companies.  All parties had entered into a Debt and Stock Purchase Agreement on June 20, 2003 in which Walters LITS, LLC agreed to purchase the indebtedness owed by the Company to the Andersons and to Mr. Barnett for a total payment of $193,013.  The Andersons also sold 83,000 shares of common stock at a purchase price of $0.12 per share to Pennaluna & Company, a market maker in the Company's common stock.  Penn.LITS, LLC purchased the remaining 701,577 shares of common stock owned by the Andersons and the 148,498 shares of common stock owned by Mr. Barnett pursuant to a stock purchase contract requiring payment to be made on or before June 24, 2004.  The purchase price is $0.12 per share.  Payment is secured by the shares of common stock and by a letter of credit issued by the Bank of the Pacific, Aberdeen, Washington.  Penn.LITS, LLC has full voting rights for the shares during the contract period, in the absence of an event of default.  Penn.LITS, LLC now is considered to be the beneficial owner of 10.2% of the outstanding shares of common stock.  Walters LITS, LLC also purchased seven unpatented claims held by the Andersons for a total payment of $35,000.

A Special Meeting of the Board of Directors of the Company was held on June 24, 2003.  Stewart Jackson resigned as an Officer and Director of the Company and Leonard C. Havlis resigned as a Director of the Company.  Richard R. Walters and James A. Fish were elected by the remaining Directors to fill those vacancies.  Mr. Walters was elected President of the Company at that meeting.  Mr. Walters is a mining geologist with 30 years experience and the former president of Yamana Resources, a Toronto Stock Exchange listed company.  He is a Certified Professional Geologist by the American Institute of Professional Geologists.  Mr. Anderson also resigned as an Officer and Director of the Company.  Jackie E. Stephens was elected by the remaining Directors to fill the vacancy created by Mr. Anderson's resignation.  Mrs. Anderson and Mr. Barnett also have resigned as Officers and Directors of the Company.  James K. Duff and Charles G. Bigelow were elected as Directors of the Company to fill those vacancies at a second Special Meeting of the Directors held on June 30, 2003.

Item 7. Exhibits

99

Press release dated July 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTLE SQUAW GOLD MINING COMPANY

        (Registrant)

Date:

July 7, 2003

/s/ Richard R. Walters

President

Senior Vice President and

Chief Financial Officer